                                                                  Exhibit 3.1(p)

                                                                         (STAMP)

                            ARTICLES OF ORGANIZATION

                                       OF

                        ASHTON HOUSTON RESIDENTIAL L.L.C.

     The undersigned, a natural person of the age of 18 years or older, acting as the sole organizer, adopts the following Articles of Organization for a limited liability company under the Texas Limited Liability Company Act ("Act"):

                                   ARTICLE ONE

                                      Name

     The name of the limited liability company referred to in these Articles as the "Company," is ASHTON HOUSTON RESIDENTIAL L.L.C.

                                   ARTICLE TWO

                                    Duration

     The period of duration of the Company is until the close of business on June 1, 2024, unless earlier dissolved in accordance with the regulations of the Company as adopted and amended from time to time ("Regulations") or the Act.

                                  ARTICLE THREE

                                     Purpose

     The purpose for which the Company is organized is to transact any or all lawful business for which limited liability companies may be organized under the Act.

                                  ARTICLE FOUR

                      Principal Place of Business in Texas

     The address of the Company's principal place of business in Texas is:

                        4800 Sugar Grove Blvd., Suite 150
                              Stafford, Texas 77477
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                                  ARTICLE FIVE

                                    Managers

     The Company is to be managed by one or more managers, as that term is used in the Act. The number, and the classes and qualifications of, Managers shall be fixed from time to time by or in accordance with the Regulations. The number of initial managers of the Company is three (3). The initial managers shall serve until the first annual meeting of members of the Company or until any such manager's successor is duly elected. The initial managers are:

Name:             Address:
-----             --------
Bruce Freeman     4800 Sugar Grove Blvd., Suite 150
                  Stafford, Texas 77477

Harry Rosenbaum   4800 Sugar Grove Blvd., Suite 150
                  Stafford, Texas 77477

Seymour Joffe     4800 Sugar Grove Blvd., Suite 150
                  Stafford, Texas 77477

                                   ARTICLE SIX

                     Registered Office and Registered Agent

     The post office address of the Company's initial registered office is:

                     12801 N. Central Expressway, Suite 370
                               Dallas, Texas 75243

     The name of the Company's initial registered agent in Texas at such address is:

                                Timothy D. Hagen

                                  ARTICLE SEVEN

                             Non-Unanimous Consents

     Any action required by the Act or the Texas Business Corporation Act to be taken at any annual or special meeting of members, or any action which may be taken at any annual or special meeting of members, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of membership interests having not less than the minimum number of votes


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that would be necessary to take such action at a meeting at which the holders of all membership interests entitled to vote on the action were present and voted. Prompt notice of the taking of any action by the members without a meeting by less than unanimous written consent shall be given to those members who did not consent in writing to the action.

                                  ARTICLE EIGHT

                              No Preemptive Rights

     No member shall have a preemptive right to acquire any membership interests or securities of any class that may at any time be issued, sold or offered for sale by the Company.

                                  ARTICLE NINE

                              No Cumulative Voting

     The right of members to cumulative voting in the election of managers is expressly prohibited.

                                   ARTICLE TEN

                                Manager Liability

     A manager of the Company shall not be liable to the Company or its members for monetary damages for an act or omission in the manager's capacity as a manager, except that this Article Ten does not eliminate or limit the liability of a manager to the extent the manager is found liable for (i) a breach of the manager's duly of loyalty to the Company or its members; (ii) an act or omission not in good faith that constitutes a breach of duty of the manager of the Company or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which the manager received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the manager's office; or (iv) an act or omission for which the liability of a manager is expressly provided by an applicable statute. Any repeal or amendment of this Article by the members of the Company shall be prospective only and shall not adversely affect any limitation on the liability of a manager of the Company existing at the time of such repeal or amendment. In addition to the circumstances in which the manager of the Company is not liable as set forth in the preceding sentences, the manager shall not be liable to the fullest extent permitted by any provision of the statutes of Texas hereafter enacted that further limits the liability of a manager or of a director of a corporation.


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                                 ARTICLE ELEVEN

                                    Organizer

     The name and address of the organizer of the Company is:

Name:              Address:
-----              --------
Timothy D. Hagen   12801 North Central Expressway, Suite 370
                   Dallas, Texas 75243

     IN WITNESS WHEREOF, these Articles of Organization have been executed on May 24, 1994, by the undersigned.

                                        SOLE ORGANIZER


                                        /s/ Timothy D. Hagen
                                        ----------------------------------------
                                        Timothy D. Hagen


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